Sunshine
Bancorp

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Michelle Kounlavong 813.365.4334

SUNSHINE BANCORP, INC. APPOINTS WILL WEATHERFORD
TO BOARD OF DIRECTORS

Company Release – January 22, 2015

PLANT CITY, FL – Andrew Samuel, president, chief executive officer, and director of Sunshine Bancorp, Inc. (NASDAQ: SBCP) and Sunshine Bank, today announced the appointment of former Florida Speaker of the House of Representatives Will Weatherford to the Board of Directors.

“We’re very fortunate to have Will Weatherford join our board of directors,” said Ray Rollyson, chairman of the board.  “His leadership and insight will be a tremendous asset, and we are eager to utilize his expertise as we continue to strengthen and grow our franchise.”

Will was the 84th Speaker of the Florida House of Representatives, serving from 2012-2014, during which time he was the youngest Speaker in America. Throughout his four consecutive terms in office, Will was a strong advocate for social upward mobility through free enterprise and education reform. He was also a thought leader on other pro-growth solutions including lower taxes, pension reform, and free market health care solutions.

“Will’s depth of experience in public service, small business, and community involvement provide a unique perspective and make him an outstanding addition to our Board,” said Andrew Samuel. “We welcome Will’s business expertise in this market, and I am looking forward to working with him and the board as we continue to execute our strategic vision.”

In addition to his public service, Will is the Managing Partner of Weatherford Partners, a firm with deep roots in Florida and a strong global network that partners with owners and management teams to build great businesses through the provision of capital and strategic business advisory services. Will spent six years as a board director at Florida Traditions Bank, prior to its sale to Home BancShares in July 2014. Will is also Managing Partner of Red Eagle Group, a boutique investment and business consulting firm.

Will serves on the board of the Florida Chamber of Commerce, the National Collation of Capital, the U.S. Global Leadership Collation, the Republican State Leadership Committee, Take Stock in Children, and Jobs for America’s Graduates. Will also served as a Rodel Fellow at the Aspen Institute. A graduate of Jacksonville University, Will is married to Courtney; they reside in Wesley Chapel with their four children: Ella Kate, Molly, Madelyn, and William.

“I am thrilled to join Sunshine Bancorp, Inc.’s Board at such an exciting time in the organization’s journey,” said Will Weatherford. “The Board and management team has a clear vision and strategy, and I look forward to helping them create a vibrant and dynamic Florida community bank.”

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About Sunshine Bancorp, Inc.

Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine State Bank.  First organized in 1954 under the name First Federal Savings and Loan Association of Plant City. In 2014 after converting from the mutual form of organization to the stock form, the name of Sunshine State Bank was adopted.  In December of 2014, the name was further streamlined to Sunshine Bank.  Operations are conducted from the main office in Plant City, Florida. The Company provides financial services to individuals, families and businesses primarily located in Hillsborough County and Pasco County, Florida.  For further information, visit the Company website www.sunshinestatefederal.com.  Member FDIC, Equal Housing Lender.

Safe Harbor for Forward-Looking Statements

The Press Release contains forward-looking statements.  Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  The statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties.  The Company’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, including the factors that are more fully described in the Company’s filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such statements.  Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.